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                                                                       EXHIBIT 4

                              AMENDED AND RESTATED

                              DOMINION HOMES, INC.

                      EXECUTIVE DEFERRED COMPENSATION PLAN

Section 1.  Purpose

            Effective December 9, 1994, Dominion Homes, Inc. (previously, and at the time, Borror Corporation) established a deferred compensation plan to provide selected Executive Employees and Directors of the Company and its subsidiaries with the option to defer the payment of a portion of their compensation thereby enabling the Company and its subsidiaries to attract and retain persons of ability as Executive Employees and Directors. Initially, the Plan was effective as to compensation paid during the period beginning on the original effective date and ending on December 31, 1994 and, thereafter, with respect to compensation paid each Quarter beginning on or after January 1, 1995. Effective December 5, 1995, November 1, 1997, and December 1, 2001 the Company amended and restated the Plan to incorporate certain amendments to the election procedures under the Plan and to amend the Plan in other respects. Effective December 20, 2002, the Company again desires to amend the Plan in certain respects. This amended and restated Plan incorporates all such amendments and supersedes the provisions of the original Plan and the prior restatement as of the Effective Date.

Section 2.  Definitions

            2.1 "Beneficiary" shall mean the person or persons designated by a Participant in accordance with the Plan to receive payment of any remaining balance in his Deferred Compensation Account in the event of his death.

            2.2 "Bonus" shall mean any incentive bonus payable by the Company to an Eligible Employee.

            2.3 "Change in Control" means the occurrence of any of the following events:

                  (a) Douglas Borror and David Borror both cease to be members of the Company's board of directors; or

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                  (b)   Any direct or indirect acquisition by a "person,"
                        including a "group" [as such terms are used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended ("Act")] after which the "person" or "group" is the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing more than 40 percent of the combined voting power of the Company's then outstanding securities; provided, however, that "person" or "group" will not include (i) the Company,
                        (ii) any entity under common control with the Company (within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended - "Code"), (iii) BRC Properties Inc. or any of its shareholders or members of the family (as defined in Codess.318) of Donald Borror or (iv) any employee benefit plan of any entity described in Section 2.3 (b)(i), (ii) and/or (iii) of this definition; or

                  (c) The adoption or authorization by the shareholders of the Company of a definitive agreement or a series of related agreements (i) for the merger or other business combination of the Company with or into another entity in which the shareholders of the Company immediately before the effective date of that merger or other business combination own less than 50 percent of the voting power in the entity immediately after the effective date of that merger or other business combination or (ii) for the sale or other disposition of all or substantially all of the assets of the Company; or

                  (d) The adoption by the shareholders of the Company of a plan relating to the liquidation or dissolution of the Company.

            2.4 "Committee" shall mean the committee appointed by the Board of Directors of the Company to administer the Plan. If no committee is specifically named by the Board of Directors to administer the Plan, the "Committee" shall mean the Compensation Committee of the Board of Directors of the Company.

            2.5 "Common Shares" shall mean the Common Shares, without par value, of the Company.

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            2.6   "Company" shall mean Dominion Homes, Inc., an Ohio
                  corporation, its corporate successors and the surviving corporation resulting from any merger or acquisition of Dominion Homes, Inc. with or by any corporation or corporations.

            2.7 "Date of Deferred Distribution" shall mean the date to which payment of the Participant's Bonus, Salary and/or Matching Contributions attributable to such deferred Bonus or Salary is deferred in accordance with this Plan. Subject to the terms of the following sentence, the Date of Deferred Distribution shall be the earlier of (a) the date selected by the Participant in the Election Agreement, which date must be at least one year after the end of the Quarter with respect to which the payment would otherwise be made; or (b) the date of the Participant's death. To the extent provided in Section 6.1(b), the Committee shall have the right, in its sole discretion, to accelerate a Participant's Date of Deferred Distribution to the date the Participant ceases to be an Executive Employee or Director. In no event shall a Participant's Date of Deferred Distribution extend beyond the later of his 70th birthday or the date he ceases to be an Executive Employee or Director.

            2.8 "Deferred Compensation Account" shall mean the bookkeeping account to which is credited (a) the amount of Bonus or Salary that is deferred by a Participant; (b) dividends and interest in accordance with the applicable provisions of the Plan; and
                  (c) Matching Contributions.

            2.9 "Director" shall mean a member of the Board of Directors of the Company who is not also an employee of either the Company or any of its subsidiaries.

            2.10 "Effective Date" for this amended and restated Plan shall mean December 20, 2002.

            2.11 "Eligible Employee" shall mean an Executive Employee or Director who is selected by the Committee for eligibility in this Plan in accordance with Section 4.1 hereof.

            2.12 "Executive Employee" shall mean any person who is employed by the Company or a subsidiary and who is either an officer or has significant managerial responsibility.

            2.13 "Fair Market Value" of the Common Shares shall mean the most recent closing price quotation or, if none, the average of

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                  the bid and asked prices, as reported as of the most recent available date with respect to the sale of Common Shares on any quotation system approved by the National Association of Securities Dealers then reporting sales of Common Shares or on any national securities exchange on which the Common Shares are then listed. Notwithstanding the foregoing, if the Trustee of any Trust acquires or sells any Common Shares, other than acquisitions from or sales to the Company, the "Fair Market Value" of such Common Shares shall mean the actual price at which such Common Shares were acquired or sold by the Trustee.

            2.14 "Matching Contribution" shall mean the credit made to a Participant's Deferred Compensation Account pursuant to the provisions of Section 5.2.

            2.15 "Participant" shall mean any Eligible Employee who has elected to defer payment of all or any portion of his Bonus or Salary, in accordance with, and subject to the limitations of, the Plan.

            2.16 "Plan" shall mean the "Amended and Restated Dominion Homes, Inc. Executive Deferred Compensation Plan" as set forth herein, as the same may be amended from time to time.

            2.17 "Plan Year" shall mean the fiscal year of the Plan which shall coincide with the calendar year.

            2.18 "Quarter" shall mean any fiscal quarter of the Company [currently the three-month periods ending each March 31, June 30, September 30 and December 31].

            2.19 "Salary" shall mean, with respect to an Executive Employee, his regular remuneration payable to him by the Company during each Quarter pursuant to the Company's regular payroll practices. With respect to a Director, the term "Salary" shall mean the director's fee paid to him by the Company during each Quarter as compensation for his serving on the Board of Directors of the Company or any committee thereof.

            2.20 "Theoretical Shares" shall mean those hypothetical Common Shares (and fractions thereof) computed and credited to the Deferred Compensation Account under the terms of the Plan prior to this amendment and restatement.

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            2.21  "Trust" shall mean any trust established by the Company in substantially the form described in Rev. Proc. 92-64 to satisfy all or a portion of its obligations under the Plan.

            2.22 "Trustee" shall mean the trustee of the Trust, as designated by the Company, or any successor trustee of the Trust.


Section 3.  Administration

            3.1   Power of the Committee

                  The Plan shall be administered by the Committee. The Committee shall have full power to construe and interpret the Plan, to grant or deny any claim made by any Participant or Beneficiary under the Plan, to establish and amend rules and regulations for administration of the Plan and to take any and all actions necessary or desirable to effectuate or carry out the Plan.

            3.2   Actions Final

                  All actions taken by the Committee under or with respect to the Plan shall be final and binding on all persons. No member of the Committee shall be liable for any action taken or determination made in good faith.

            3.3   Books and Records

                  The books and records to be maintained for the purpose of the Plan shall be maintained by the officers and employees of the Company at the Company's expense and subject to the supervision and control of the Committee.

            3.4   Action by the Committee

                  The Committee shall act by a majority of its members at the time in office, and such action may be taken either by vote at a meeting or in writing. If a Participant is serving as a member of the Committee, he shall not be entitled to vote on matters specifically relating to his rights under the Plan; provided, however, that this provision shall not prevent such person from voting on matters which, although they may affect his rights, relate to Participants in general.

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Section 4.  Eligibility and Participation

          4.1  Eligibility

               The Committee shall from time to time select the persons eligible to participate in the Plan from the Company's Executive Employees and Directors. Any Executive Employee or Director selected by the Committee shall be eligible to become a Participant in the Plan. An Executive Employee's or Director's eligibility shall cease when he dies or otherwise ceases to be an Executive Employee or Director, or if the Committee determines that he is otherwise no longer eligible to participate.

          4.2  Election to Defer

               (a)  Initial Election

                    Subject to Section 4.2(b), any Eligible Employee who desires to defer the payment of any portion of his Salary for any Quarter (or any portion of a Quarter) must complete and deliver to the Committee an Election Agreement (in substantially the form of Exhibit A attached hereto) prior to the beginning of the payment period during which such Salary is to be earned by the Eligible Employee. An Eligible Employee who desires to defer the payment of any portion of his Bonus for any Quarter must complete and deliver to the Committee an Election Agreement prior to the date on which such Bonus is actually paid to the Eligible Employee. An Eligible Employee who timely delivers the Election Agreement to the Committee shall be a Participant. Each Election Agreement is irrevocable on and after the date to which it relates but may be revoked or changed prior to the date on which it is to become effective.

               (b)  Amended Election

                    A Participant may elect, on a one-time basis, to defer the distribution of his Deferred Compensation Account beyond the Date of Deferred Distribution chosen in his initial election (pursuant to paragraph (a) above) by completing and delivering to the Committee an amended Election Agreement at least twelve calendar months prior to the original Date of Deferred Distribution. An amended Election Agreement may not be revoked or changed at any time.

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               4.3  The Election Agreement

                    A Participant must designate on the Election Agreement (a) the portion of his Bonus and/or Salary he desires to defer;
                    (b) the Date of Deferred Distribution for any deferred Bonus and/or Salary and any Matching Contributions attributable to such deferred amounts; and (c) the method of payment of his deferred Bonus and/or Salary and Matching Contributions attributable to such deferred amounts. Payment of the amount deferred shall be made in accordance with Section 6.

               4.4  Limitations on Deferrals

                    Notwithstanding any provision contained in this Plan, the amount of Bonus and/or Salary that a Participant may defer in any Plan Year shall be limited to the amount described in this Section 4.4. For this purpose, the annual limitation applicable to an Executive Employee shall be equal to 20% of the sum of the Executive Employee's Bonus and Salary paid to him by the Company during the Plan Year. With respect to a Director, the annual limitation shall be equal to 100% of the Salary paid to him by the Company during the Plan Year.

               4.5  Sub-Accounts

                    In the event a Participant makes different elections as to the method of payment or as to the time for commencement of payments with respect to Bonuses or Salary deferred or Matching Contributions attributable thereto for different time periods, for purposes of determining the amounts to be paid under each election, the Participant shall be treated as if he had a separate Deferred Compensation Sub-Account for Bonuses and Salary deferred and Matching Contributions pursuant to the differing elections.

Section 5.  Deferred Compensation Account

               5.1  Crediting Bonuses, Salary and Dividends

                    The Bonus and/or Salary which a Participant elects to defer shall be treated as if it were set aside in a Deferred Compensation Account on the date the Bonuses and Salary would otherwise have been paid to the Participant. As of such date or, if later, as of the date on which Common Shares are

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                    actually acquired by the Trust, the amount of the Bonus
                    and/or Salary credited to the Deferred Compensation Account shall be divided by the then Fair Market Value of the Common Shares; and the Deferred Compensation Account shall be credited with the resulting number of Common Shares. The Deferred Compensation Account shall be credited with cash dividends on the Common Shares at the times and equal in amount to the cash dividends actually paid with respect to Common Shares on and after the date credited to the Deferred Compensation Account. At such times or, if later, at such times that Common Shares are actually acquired by the Trust, the amount of cash dividends credited to the Deferred Compensation Account shall be divided by the then Fair Market Value of the Common Shares; and the Deferred Compensation Account shall be credited with the resulting number of Common Shares. Notwithstanding any provision contained herein, as of the Effective Date, the number of Theoretical Shares credited to the Deferred Compensation Accounts of Participants under the terms of the Plan prior to this amendment and restatement shall be converted to the identical number of Common Shares.

               5.2  Company Matching Contribution

                    As of the last day of each Plan Year, each Participant's Deferred Compensation Account shall be credited with a Matching Contribution, as described in this Section 5.2. For each Plan Year, the Matching Contribution shall be equal to 25% of the Bonus and/or Salary deferred by the Participant during such Plan Year up to a maximum deferral of $10,000. Therefore, the maximum Matching Contribution credited to the Deferred Compensation Account of any Participant for any Plan Year shall be equal to $2,500 (25% x $10,000). As of the last day of each Plan Year or, if later, as of the date on which Common Shares are actually acquired by the Trust, the amount of Matching Contribution credited to the Deferred Compensation Account for that year shall be divided by the then Fair Market Value of the Common Shares; and the Deferred Compensation Account shall be credited with the resulting number of Common Shares.

               5.3  Stock Adjustments

                    The number of Common Shares in the Deferred Compensation Account shall be adjusted from time to time by the Company to reflect stock splits, stock dividends or other changes in the

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                    Common Shares resulting from a change in the Company's
                    capital structure.

               5.4  Extraordinary Events

                    In addition to the events described in Section 5.3, if some other event shall occur with respect to which the Committee determines equitable adjustments should be made in the Deferred Compensation Accounts or in the calculation of Fair Market Value, the Committee may make such equitable adjustments in the Deferred Compensation Accounts and the calculation of Fair Market Value as it deems necessary or appropriate to reflect such event.

               5.5  Vesting of Deferred Compensation Account

                    A Participant shall earn a vested interest in the Common Shares credited to his Deferred Compensation Account in accordance with the provisions of this Section 5.5. Common Shares credited to a Participant's Deferred Compensation Account pursuant to Section 5.1 on account of Bonuses and Salary shall be fully vested in the Participant and nonforfeitable as of the date such Common Shares are credited to the Deferred Compensation Account. Common Shares credited to a Participant's Deferred Compensation Account pursuant to Section 5.2 on account of Matching Contributions shall become vested in the Participant and nonforfeitable in accordance with the following table:

                              Full Plan Years Following
                                Crediting of Matching
                              Contribution to Deferred
                                Compensation Account           Vested Percentage
                              -------------------------        -----------------
                                          Less than 1                      0%
                                                1                         20%
                                                2                         40%
                                                3                         60%
                                                4                         80%
                                           5 or more                     100%

                    Common Shares credited to a Participant's Deferred Compensation Account pursuant to Section 5.1 on account of cash dividends shall become vested in the Participant and nonforfeitable as of the date on which the Common Shares on

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                    which such cash dividends were paid shall become vested in the Participant and nonforfeitable.

                    Notwithstanding any provision contained herein, a Participant shall be fully vested, and have a nonforfeitable interest in, all Common Shares credited to his Deferred Compensation Account as of either (a) the date on which the sum of his age and his years of service with the Company equals 65; or (b) the occurrence of a Change in Control. Further, notwithstanding any provision contained herein, if a Participant elects a Date of Deferred Distribution for the payment of any Matching Contributions allocated to his Deferred Compensation Account which precedes the date on which he is fully vested in such Matching Contributions, the non-vested portion of the Matching Contributions shall be forfeited by the Participant and he shall have no right to receive payment of such non-vested amounts under this Plan. However, if any special distribution is made under Section
                    6.4 on any date that precedes the date on which the recipient is fully vested in any Matching Contributions attributable to the amount distributed under Section 6.4, the non-vested portion of the attributable Matching Contributions will continue to vest under the schedule shown above as if that special distribution had not been made.

               5.6  Amount to be Paid

                    If the payment of the Participant's Deferred Compensation Account is to be made in Common Shares, the payment to be made pursuant to Section 6 shall be the number of vested Common Shares credited to the Participant's Deferred Compensation Account as of the Date of Deferred Distribution. If the payment of the Participant's Deferred Compensation Account is to be made in cash, the payment to be made pursuant to Section 6 shall be equal to the number of vested Common Shares credited to the Participant's Deferred Compensation Account as of the Date of Deferred Distribution multiplied by the Fair Market Value of such Common Shares as of the Date of Deferred Distribution or, if the Trust sells such Common Shares to a person other than the Company to fund such cash payment, the date of such sale. No dividends or other earnings shall be credited to the Deferred Compensation Account after the Date of Deferred Distribution.

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Section 6. Payment of Deferred Compensation

          6.1  General

               (a) Subject to the provisions of paragraph (b) of this Section 6.1, the vested amount of the Participant's Deferred Compensation Account shall be paid to the Participant, within a reasonable time after the Participant's Date of Deferred Distribution, in a lump sum or in a number of approximately equal annual installments (not more than 12), as designated by the Participant on his Election Agreement. Each Participant's Deferred Compensation Account shall be paid in the form of the actual Common Shares credited to his account, with any fractional shares paid in a single lump sum payment in cash.

               (b) In the event a Participant ceases to be an Executive Employee or Director for reasons other than death, the Committee may, in its sole discretion, elect to accelerate the Participant's Date of Deferred Distribution to the date he ceases to be an Executive Employee or Director, regardless of when the Participant's Date of Deferred Distribution would otherwise occur. If the Committee accelerates a Participant's Date of Deferred Distribution, the vested amount in his Deferred Compensation Account shall be paid in a lump sum within a reasonable time after his accelerated Date of Deferred Distribution (but no later than such Date of Deferred Distribution) in a manner similar to the manner described in paragraph (a) of this Section 6.1.

          6.2  Death

               (a) In the event of the death of a Participant, the vested amount of the Participant's Deferred Compensation Account (determined in the manner described in paragraph (a) of Section 6.1) shall be paid in a lump sum to his Beneficiary within a reasonable time after the Participant's death, but no later than one (1) year after such date. If requested by the Beneficiary and consented to by the Committee, payments pursuant to this Section 6.2 may be made in cash.

               (b) Each Participant may name one or more Beneficiaries and may also name one or more contingent Beneficiaries by making a written designation in a form acceptable to

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                    the Committee. A Participant's Beneficiary designation may be changed at any time prior to his death by execution and delivery of a new Beneficiary designation form. The Beneficiary designation on file with the Company at the time of the Participant's death which bears the latest date shall govern.

               (c) If no Beneficiary has been designated or if no Beneficiary survives the Participant, the vested amount in the Deferred Compensation Account shall be paid in a lump sum to the Participant's estate.

               (d) If the Beneficiary dies after the death of the Participant, any vested amount otherwise payable to the Beneficiary shall be paid in a lump sum to the Beneficiary's estate.

          6.3  Hardship

               Upon the application of a Participant who is an Executive Employee in the event of financial hardship resulting from a need to make extraordinary or emergency expenditures, the Committee may, in its sole discretion, cause the distribution from the vested Deferred Compensation Account to such Participant of an amount not exceeding the requirements of such Participant for such extraordinary or emergency expenditures. If requested by the Participant and consented to by the Committee, payments pursuant to this Section 6.3 may be made in cash. The Committee shall require such proper proof of financial hardship and such evidence of the requirements of a Participant for extraordinary or emergency expenditures as it may deem appropriate, and the Committee's determination of financial hardship and of the requirements of a Participant for extraordinary or emergency expenditures shall be conclusive. If a financial event qualifies as a "hardship" under both this Plan and any Company-sponsored qualified retirement plan in which the applicant has an undistributed benefit, an applicant may not withdraw any amount from the Company-sponsored qualified retirement plan until he or she has first made the maximum withdrawals allowable under this Plan.

               Notwithstanding any provisions contained herein, the provisions of this Section 6.3 shall not be applicable to any Participant who is a Director.

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               6.4  Special Distribution

                    If any taxing authority finally establishes that a Participant is constructively in receipt of any portion of his Deferred Compensation Account that has not actually been distributed and that the Participant is immediately liable for any income or other taxes (other than any taxes within the scope of Section 6.4) that normally would not be imposed until the amount in question is actually paid to the Executive, the Company will immediately distribute to the Participant a lump sum amount equal to that which the taxing authority has deemed the Participant to have constructively received.

Section 7.     Amendments

                    The Board of Directors of the Company (or the Compensation Committee of the Board of Directors of the Company) may from time to time amend suspend or terminate any or all of the provisions of this Plan; provided that no such amendment, suspension or termination shall adversely affect in any material respect any right of any Participant to receive any amount payable pursuant to the Plan.

Section 8.     Miscellaneous Provisions

               8.1  No Assignment

                    No right or benefit under this Plan shall be subject to anticipation, alienation, sale, assignment, pledge or encumbrance. No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities or torts of the person entitled to such benefits.

               8.2  Status as General Creditor

                    The obligations of the Company under the Plan to make payment of amounts in the Deferred Compensation Account merely constitute the unsecured promise of the Company to make payments from its general assets as provided herein. To the extent that the Company establishes the Trust to satisfy any of its obligations hereunder, the assets of the Trust shall, at all times, remain assets of the Company subject to its creditors. No Participant or Beneficiary shall have any interest in, or a lien or prior claim upon, any property of the Company, including, but not limited to, any assets of the Trust. To the extent that anyone

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               acquires a right to receive payment from the Company of any amount payable pursuant to the Plan, such right shall be no greater than the right of any unsecured general creditor of the Company.

          8.3  No Right to Employment

               Nothing contained in this Plan shall be construed to:

               (a) give any Participant any right to receive a salary or additional bonus;

               (b) limit in any way the right of the Company or a subsidiary to terminate a Participant's employment at any time; or

               (c) be evidence of any agreement or understanding, express or implied, that the Company or a subsidiary will employ a Participant in any particular position or at any particular rate of remuneration.

          8.4  Withholding

               A Participant or Beneficiary may be required to pay to the Company, and the Company shall have the right and is hereby authorized to withhold from any payment of any Deferred Compensation Account the amount of any applicable withholding taxes in respect of such payment and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. The withholding may be in the form of cash, Common Shares, other securities or other property as the Committee may allow. In addition, a Participant or Beneficiary shall be entitled to elect to have the Company withhold an amount specified in writing by the Participant or Beneficiary for federal, state or local income taxes in respect of any payment of his Deferred Compensation Account, in the form of cash, Common Shares, other securities or other property as the Committee may allow.

          8.5  Withholding for Taxes Due Before Payments Begin

               The Company and the Participant will agree on the method to be applied to pay the Participant's portion of any employment, wage and other taxes imposed under any applicable law or regulation on any portion of the Participant's Deferred Compensation Account before that amount is paid to the

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               Participant. If the Company and Participant fail to agree on the method to be applied, the Company will withhold the amount of the Participant's liability from his other compensation.

           8.6 No Liability for Failure to Notify Participant

               Neither the Company, the Committee, or Trustee nor any other person will be liable if the Committee inadvertently fails to notify an Eligible Employee of his or her eligibility to become a Participant.

Section 9. Claims Procedure

           9.1 Filing Claims.

               At the time that any Participant or Beneficiary may be entitled to benefits under the Plan, such Participant or Beneficiary may file a claim request with the Committee. In the alternative, the Committee may act, without receipt of a formal request from the Participant or Beneficiary, with respect to such claim.

           9.2 Notification to Claimant.

               If a claim is wholly or partially denied, the Committee will furnish to the claimant a notice of the decision within ninety
               (90) days in writing and in a manner calculated to be understood by the claimant, which notice will contain the following information:

               (a)  the specific reason or reasons for the denial;

               (b) specific reference to pertinent Plan provisions upon which the denial is based;

               (c) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

               (d) an explanation of the Plan's claims review procedure describing the steps to be taken by a claimant who wishes to submit his claims for review.

           9.3 Review Procedure.

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               A claimant or his authorized representative may, with respect to any denied claim:

               (a) request a review upon a written application filed within sixty (60) days after receipt by the claimant of written notice of the denial of his claim;

               (b)  review pertinent documents; and

               (c)  submit issues and comments in writing.

               Any request or submission will be in writing and will be directed to the Committee (or its designee). The Committee (or its designee) will have the sole responsibility for the review of any denied claim and will take all steps appropriate in the light of its findings.

          9.4  Decision on Review.

               The Committee (or its designee) will render a decision upon review. If special circumstances (such as the need to hold a hearing on any matter pertaining to the denied claim) warrant additional time, the decision will be rendered as soon as possible, but not later than one hundred twenty (120) days after receipt of the request for review. Written notice of any such extension will be furnished to the claimant prior to the commencement of the extension. The decision on review will be in writing and will include specific reasons for the decision, written in a manner calculated to be understood by the claimant, as well as specific references to the pertinent provisions of the Plan on which the decision is based. If the decision on review is not furnished to the claimant within the time limits prescribed above, the claim will be deemed denied on review.

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